Exhibit 21.1

                       List of Subsidiaries of Registrant

Subsidiary                                      Jurisdiction of Incorporation
----------                                      -----------------------------
GreenMan Acquisition Corporation                Delaware
GreenMan Technologies of Minnesota, Inc.        Minnesota
GreenMan Technologies of Georgia, Inc.          Georgia
GreenMan Technologies of South Carolina, Inc.   South Carolina
DuraWear Corporation                            Alabama